As filed with the Securities and Exchange Commission on October 24, 2013
Registration Statement No. 333-

 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM S-8
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

NOBLE ENERGY, INC.
(Exact name of registrant as specified in its charter)

Delaware	73-0785597
(State of Incorporation)	(IRS Employer Identification No.)
1001 Noble Energy Way Houston, Texas	77070
(Address of Principal Executive Offices)	(Zip Code)
Noble Energy, Inc. 1992 Stock Option and Restricted Stock Plan
(Full title of the plan)

Kenneth M. Fisher
Executive Vice President and Chief Financial Officer
Noble Energy, Inc.
1001 Noble Energy Way
Houston, Texas 77070
(281) 872-3100
(Name, address and telephone number, including
area code, of agent for service)
Copies to: Harry R. Beaudry Mayer Brown LLP 700 Louisiana Street, Suite 3400 Houston, Texas 77002 (713) 238-3000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☑	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐
CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)(2)	Proposed maximum offering price per share (3)	Proposed maximum aggregate offering price (3)	Amount of registration fee
Common Stock, $0.01 par value per share	9,600,000 shares	$71.86	$689,856,000	$88,853

(1)	Registrant is registering an additional 9,600,000 shares under the Noble Energy, Inc. 1992 Stock Option and Restricted Stock Plan, as amended, pursuant to this Registration Statement.
(2)
Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also include such additional indeterminate number of shares of common stock as may become issuable under the applicable plan to prevent dilution as a result of stock splits, stock dividends, recapitalizations or similar transactions.

(3)
Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(c) and 457(h)(1) under the Securities Act on the basis of the average of the high and low prices of the common stock of Registrant reported on the New York Stock Exchange for October 23, 2013.

EXPLANATORY NOTE

Pursuant to General Instruction E of Form S-8 under the Securities Act of 1933, as amended (the “Securities Act”), Noble Energy, Inc. (“Noble Energy,” “we,” “us” or “our”) is filing this registration statement to register 9,600,000 additional shares of its common stock, par value $0.01 per share, reserved for issuance under the Noble Energy, Inc. 1992 Stock Option and Restricted Stock Plan, as amended and restated effective April 23, 2013 (and as may be further amended from time to time, the “1992 Plan”). The Board of Directors of Noble Energy recommended for approval and, on April 23, 2013, the stockholders of Noble Energy approved an amendment to the 1992 Plan that increased the number of shares available for issuance under the 1992 Plan from 62,000,000 to 71,600,000.
The contents of Noble Energy’s previously filed registration statements on Form S-8 relating to the 1992 Plan (No. 333-177825 filed on November 8, 2011, No. 333-158922 filed on April 30, 2009, No. 333-143203 filed on May 23, 2007, No. 333-108162 filed on August 22, 2003, No. 333-39299 filed on October 31, 1997 and No. 333-54084 filed on November 2, 1992), are incorporated by reference into this registration statement, except that the provisions contained in Part II of such earlier registration statements are modified as set forth in this registration statement.

PART II
INFORMATION REQUIRED IN THIS REGISTRATION STATEMENT

Item 3.     Incorporation of Documents by Reference.

The Securities and Exchange Commission (the “Commission”) allows us to “incorporate by reference” into this Registration Statement the information we file with it, which means that we can disclose important information to you by referring you to those documents. Information filed with the Commission after the date of this Registration Statement will update and supersede this information. We incorporate by reference the documents listed below and future filings made with the Commission under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (excluding any information furnished pursuant to Item 2.02 or Item 7.01 on any current report on Form 8-K) until all of our common stock covered by this Registration Statement is issued or a post-effective amendment to this Registration Statement is filed that deregisters all of such common stock then remaining unsold.

•	our Annual Report on Form 10-K for the year ended December 31, 2012;

•	our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2013, June 30, 2013 and September 30, 2013;

•
our Current Reports on Form 8-K as filed with the Commission on February 1, 2013, March 18, 2013, April 22, 2013, April 24, 2013, April 26, 2013, May 7, 2013 and October 9, 2013, and on Form 8-K/A as filed with the Commission on April 26, 2013; and

•
the description of our common stock set forth in our registration statements filed pursuant to Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

You may request a copy of all incorporated filings (other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing) at no cost, by writing to us at the following address or calling the following number:
Noble Energy, Inc.
1001 Noble Energy Way
Houston, Texas 77070
(281) 872-3100
Attention: Secretary

Item 8.	Exhibits.
Reference is made to the Exhibit Index for a detailed list of exhibits filed as a part hereof.

Exhibit No.	Description
3.1
Certificate of Incorporation of the Registrant (as amended through April 23, 2013), filed as Exhibit 3.1 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 2013 and incorporated by reference

3.2
By-Laws of Noble Energy, Inc. (as amended through April 23, 2013), filed as Exhibit 3.2 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 2013 and incorporated by reference

5.1*	Opinion of Mayer Brown LLP
10.1*	Noble Energy, Inc. 1992 Stock Option and Restricted Stock Plan (as amended through April 23, 2013)
23.1*	Consent of Independent Registered Public Accounting Firm—KPMG LLP
23.2*	Consent of Independent Petroleum Engineers and Geologists—Netherland, Sewell & Associates, Inc.
23.3*	Consent of Mayer Brown LLP (included in Exhibit 5.1)
24.1*	Power of Attorney (set forth on the signature page of this registration statement)

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on October 24, 2013.

NOBLE ENERGY, INC.
By:	/s/ Charles D. Davidson
Charles D. Davidson
Chairman of the Board and Chief Executive Officer
POWER OF ATTORNEY
     Each person whose signature appears below hereby constitutes and appoints Charles D. Davidson, Kenneth M. Fisher and Arnold J. Johnson, and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his, her or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement on Form S-8 has been signed by the following persons in the capacities indicated below on October 24, 2013.

Signature	Title

/s/ Charles D. Davidson
Charles D. Davidson	Chairman of the Board, Director and Chief Executive Officer (Principal Executive Officer)
/s/ Kenneth M. Fisher
Kenneth M. Fisher	Executive Vice President, Chief Financial Officer (Principal Financial Officer)
/s/ Dustin A. Hatley
Dustin A. Hatley	Vice President, Chief Accounting Officer and Controller (Principal Accounting Officer)
/s/ Jeffrey L. Berenson
Jeffrey L. Berenson	Director
/s/ Michael A. Cawley
Michael A. Cawley	Director
/s/ Edward F. Cox
Edward F. Cox	Director
/s/ Thomas J. Edelman
Thomas J. Edelman	Director
/s/ Eric P. Grubman
Eric P. Grubman	Director
/s/ Kirby L. Hedrick
Kirby L. Hedrick	Director
/s/ Scott D. Urban
Scott D. Urban	Director
/s/ William T. Van Kleef
William T. Van Kleef	Director
/s/ Molly K. Williamson
Molly K. Williamson	Director

INDEX TO EXHIBITS

Exhibit No.	Description
3.1
Certificate of Incorporation of the Registrant (as amended through April 23, 2013), filed as Exhibit 3.1 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 2013 and incorporated by reference

3.2
By-Laws of Noble Energy, Inc. (as amended through April 23, 2013), filed as Exhibit 3.2 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 2013 and incorporated by reference

5.1*	Opinion of Mayer Brown LLP
10.1*	Noble Energy, Inc. 1992 Stock Option and Restricted Stock Plan (as amended through April 23, 2013)
23.1*	Consent of Independent Registered Public Accounting Firm—KPMG LLP
23.2*	Consent of Independent Petroleum Engineers and Geologists—Netherland, Sewell & Associates, Inc.
23.3*	Consent of Mayer Brown LLP (included in Exhibit 5.1)
24.1*	Power of Attorney (set forth on the signature page of this registration statement)

* Filed herewith.